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                                                                   Exhibit 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

June 10, 2002

Dear Sir/Madam:

We have read Paragraph (a) of Item 4 included in the Current Report on Form 8-K dated June 10, 2002, of Ablest Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP



Copy to:
Vincent J. Lombardo, Chief Financial Officer, Ablest Inc.